SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): September 1, 2011


                               CEL-SCI CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                         0-11503                  84-0916344
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(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                           Identification No.)



                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (703) 506-9460
                                                                 --------------



                                       N/A
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          (Former name or former address if changed since last report)


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Item 1.01   Entry Into a Material Definitive Agreement

     On September 1, 2011 CEL-SCI agreed to extend its employment agreement with Geert R. Kersten, CEL-SCI's Chief Executive Officer, to August 31, 2016. During the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $464,004.45. Mr. Kersten will receive at least the same salary increases each year as do other senior executives of CEL-SCI. Increases beyond those, if any, shall be made at the sole discretion of CEL-SCI's directors.

     During the employment term, Mr. Kersten will be entitled to receive any other benefits which are provided to CEL-SCI's executive officers or other full time employees in accordance with CEL-SCI's policies and practices and subject to Mr. Kersten's satisfaction of any applicable condition of eligibility.

     If Mr. Kersten resigns within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of Mr. Kersten's place of employment to a location more than thirty-five (35) miles from his current place of employment, (ii) a significant and material reduction in Mr. Kersten's authority, job duties or level of responsibility or (iii) the imposition of significant and material limitations on the Mr. Kersten's autonomy in his position, the employment agreement will be terminated.

     The employment agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten.

     If the employment agreement is terminated for any of the foregoing, Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination, any options or bonus shares of CEL-SCI then held by Mr. Kersten will become fully vested and the expiration date of any options which would expire during the four year period following his termination of employment will be extended to the date which is four years after his termination of employment.

     In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary, based upon his salary then in effect on the date of his resignation. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

     Mr. Kersten's employment agreement was approved by CEL-SCI's Board of Directors, the members of which include all members of CEL-SCI's Compensation Committee.

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

Item 9.01     Financial Statements and Exhibits

      Exhibit Number    Description
      --------------    -----------

      10(bb)            Employment Agreement with Geert R. Kersten

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 2, 2011

                                 CEL-SCI CORPORATION


                                 By: /s/ Patricia B. Prichep
                                     ---------------------------------
                                     Patricia B. Prichep
                                     Senior Vice President of Operations

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                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS